UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 13, 2010

CORNERSTONE HEALTHCARE PLUS REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of stockholders of Cornerstone Healthcare Plus REIT, Inc. was held on May 13, 2010.  The matter submitted to the stockholders for a vote was the election of eight directors to hold office for one-year terms expiring in 2011.  The nominees submitted for election as directors were Terry G. Roussel, William A. Bloomer, Romeo R. Cefalo, Barry A. Chase, Steven M. Pearson, Ronald Shuck, William C. Sinton and James M. Skorheim.

The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold
Terry G. Roussel	2,887,587	107,712
William A. Bloomer	2,892,403	102,895
Romeo R. Cefalo	2,885,911	109,389
Barry A. Chase	2,900,411	94,889
Steven M. Pearson	2,900,411	94,889
Ronald Shuck	2,894,411	100,888
William C. Sinton	2,892,711	102,589
James M. Skorheim	2,900,411	94,889

A majority of the votes present in person or by proxy at the meeting was required for the election of the directors.  As a result, all of the nominees were elected to serve as directors for one-year terms and until their successors are duly elected and qualified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.

Dated: May 18, 2010	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer